                                 SCHEDULE 14A
                                 (Rule 14a-10)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        COLLEGE TELEVISION NETWORK, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     -------------------------------------------------------------------------


     (4) Date Filed:

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

                        College Television Network, Inc.
                            5784 Lake Forrest Drive
                                   Suite 275
                             Atlanta, Georgia 30328

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 11, 1999

To our Stockholders:

     The Annual Meeting of Stockholders of College Television Network, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 11, 1999 at 10:00 a.m. Atlanta time, at The Standard Club, 6230 Abbots Bridge Road, Duluth, Georgia 30155, to consider and act upon the following matters:

     1. To elect nine (9) directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. To adopt an amendment to the Company's Outside Directors' 1996 Stock Option Plan;

     3. To ratify and approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the current year; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment of the Meeting.

     Stockholders of record at the close of business on March 29, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

          All Stockholders are cordially invited to attend the Annual Meeting.

                                        By Order of the Board of Directors


                                        Patrick G. Doran
                                        Chief Financial Officer, Treasurer
                                            and Secretary

Atlanta, Georgia
April 9, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                        College Television Network, Inc.
                            5784 Lake Forrest Drive
                                   Suite 275
                             Atlanta, Georgia 30328
                         _____________________________

                                PROXY STATEMENT

                         _____________________________

                                 April 9, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement and the enclosed proxy ("Proxy") are solicited by the Board of Directors of College Television Network, Inc. ("CTN" or the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 11, 1999, at 10:00 a.m. Atlanta time, at The Standard Club, 6230 Abbots Bridge Road, Duluth, Georgia 30155, and at any adjournment of that Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a Stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

     The Board of Directors has fixed March 29, 1999 as the record date for determining Stockholders who are entitled to vote at the Annual Meeting. At the close of business on March 29, 1999, there were outstanding and entitled to vote 14,231,232 shares of the $.005 par value per share common stock of the Company (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     The Company's Annual Report to Stockholders for the year ended December 31, 1998 is being mailed to the Company's Stockholders with this Notice of Meeting and Proxy Statement on or about April 9, 1999. The Company will, upon written request of any Stockholder, furnish without charge a copy of its Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, without exhibits. Exhibits will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to the Company, Attention of Patrick G. Doran, Chief Financial Officer, 5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328.

     The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock, present or represented at the Annual Meeting, is required for the election of directors and the ratification of independent accountants. The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock is required for the adoption of amendments to the Company's stock option plans.

     Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Annual Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will not be treated as shares present or represented. Thus, for matters that require the affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock present or represented at the Annual Meeting, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 29, 1999, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each member of the Company's Board of Directors and each nominee to serve on the Board of Directors, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and
(iv) all current directors and executive officers as a group:


       Name and Address/(1)/ of              Number of Shares         Percentage of
            Beneficial Owner                Beneficially Owned   Common Stock Outstanding/(2)/
-----------------------------------------   ------------------   ----------------------------

U-C Holdings, L.L.C./(3)//(4)/                      12,501,444                          82.5%

Jason Elkin/(5)/                                            --                            --

Joseph D. Gersh/(5)/                                        --                            --

John T. Dobson, III/(6)/                                28,810                             *

Peter Kauff/(5)//(7)/                                  364,992                           2.5%

Hollis W. Rademacher/(5)/                                   --                            --

Avy H. Stein/(8)/                                   12,501,444                          82.5%

Beth F. Johnston/(8)/                               12,501,444                          82.5%

Stephen Roberts/(9)//(10)/                              13,320                             *

Thomas Gatti/(5)//(11)/                                 23,167                             *

Patrick G. Doran/(5)//(12)/                              7,550                             *

C. Thomas McMillen                                          --                            --

James Wood                                                  --                            --

Sergio Zyman                                                --                            --

All directors and executive officers as a
    group (11 persons)/(13)/                        12,910,473                          83.0%

_____________________________
*  Indicates beneficial ownership of less than one (1%) percent.

(1) The business address of Messrs. Elkin Doran and Gersh is 5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328. The business address of Mr. Dobson is 2870 Peachtree Road, N.W., Atlanta, Georgia 30305. The business address of Mr. Roberts is c/o The S. Roberts Company, 14724 Ventura Boulevard, Suite 503, Sherman Oaks, California 91403. The business address of Messrs. Kauff and Gatti is c/o College Television Network, Inc., 32 East 57th Street, New York, New York 10022. The business address of U-C Holdings, L.L.C., Mr. Stein and Ms. Johnston is c/o Willis Stein & Partners, L.P., 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606. The business address of Mr. Rademacher is 55 West Monroe Street, Suite 2530, Chicago, Illinois 60603. The business address of Mr. McMillen is c/o Complete Wellness Centers, 666 11th Street N.W., Suite 200, Washington, DC 20001. The business address of Mr. Wood is c/o First Union Corporation, 301 South College Street, Floor DC5, Charlotte, North Carolina 28288. The business address of Mr. Zyman is P.O. Box 724705, Atlanta, Georgia 31139. Except as otherwise indicated, each beneficial owner has the sole power to vote and, as applicable, dispose of all shares of Common Stock owned by such beneficial owner.
(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security that such person or persons have or have the right to acquire within 60 days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Includes 924,832 shares subject to warrants exercisable within 60 days. U-C Holdings, L.L.C. is a Delaware limited liability company. Willis Stein & Partners, L.P., a Delaware limited partnership, is its Managing Member and has the power to direct the voting and disposition of all of the Common Stock held by U-C Holdings, L.L.C. The general partner of Willis Stein & Partners, L.P. is Willis Stein & Partners, L.L.C., a Delaware limited liability company, of which John R. Willis, Avy H. Stein, Beth F. Johnston, Daniel M. Gill and Daniel H. Blumenthal are the Founding Members. Each such person may, through Willis Stein & Partners, be deemed to share the power to direct the voting and disposition of all of the Common Stock held by U-C Holdings, L.L.C. The address of each such entity and person is c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606.
(4) Does not include any shares issuable to U-C Holdings, L.L.C. upon the exercise of rights to purchase Common Stock pursuant to certain equity protection agreements. The rights of U-C Holdings, L.L.C. to purchase Common Stock pursuant to the equity protection agreements are exercisable only upon the exercise by third parties of options and warrants to purchase Common Stock and, in such event, only to the extent necessary to protect U-C Holdings, L.L.C. from the dilution of its equity position in the Company.
(5) Does not include shares owned by U-C Holdings, L.L.C., in which Messrs. Elkin, Gersh, Kauff, Rademacher, Doran and Gatti hold management and/or investor units.
(6)  Includes 5,810 shares held by Mr. Dobson's wife.
(7)  Includes 359,992 shares subject to options exercisable within 60 days.
(8) All of such shares are held by U-C Holdings, L.L.C. Mr. Stein and Ms. Johnston may be deemed to beneficially own the securities of the Company owned by U-C Holdings, L.L.C. by virtue of their status as Founding Members of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., which serves as the Managing Member of U-C Holdings, L.L.C., as disclosed in footnote (3).
(9) Includes 7,320 shares of Common Stock held by the Roberts Family Trust of 1991, of which Mr. Roberts is co-trustee.
(10) Includes 6,000 shares subject to options exercisable within 60 days.
(11) Includes 18,167 shares subject to options exercisable within 60 days.
(12) Includes 7,550 shares subject to options exercisable within 60 days.
(13) Includes 1,316,541 shares subject to options exercisable within 60 days.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

Nominees for Election

     The Board of Directors currently consists of nine members. At the Annual Meeting of Stockholders, nine directors will be elected for a one-year term that will expire upon the election and qualification of successor directors at the 2000 Annual Meeting of Stockholders. There are no family relationships between any of the directors or executive officers of the Company.

     Each of the current members of the Board of Directors has been nominated to stand for reelection as a director at the Annual Meeting of Stockholders. The current directors of the Company, who have been nominated to stand for re-election, are Jason Elkin, Peter Kauff, Beth F. Johnston, C. Thomas McMillen, Hollis W. Rademacher, Stephen Roberts, Avy H. Stein, James Wood and Sergio Zyman.

     The following reflects certain biographical information on the persons who have been nominated for election to the Board of Directors of the Company at the Annual Meeting of Stockholders:

     JASON ELKIN, age 51, has been a director and Chairman of the Board of the Company since May 1997 and the Chief Executive Officer of the Company since April 1997. From September 1996 until April 1997, Mr. Elkin was a consultant for U.S. Broadcast Group, L.L.P. (which owned and operated seven television stations) and acted as its Chief Executive Officer. Mr. Elkin was the Chairman and Chief Executive Officer of Future Vision Television, Inc., which was the general partner of New Vision TV, L.P. (a company that owned six television stations from December 1993 until March 1995, at which time all the assets of the company were sold). Prior to forming New Vision TV, L.P., Mr. Elkin was a television broadcast manager for over 20 years.

     PETER KAUFF, age 57, has been a director of the Company since January 1991. Mr. Kauff has served in the following capacities for the Company: from January 1997 until May 1997, Chairman of the Board of Directors and Chief Operating Officer; from May 1997 until February 1998, Chief Operating Officer; and from February 1998 to present, Vice Chairman. Mr. Kauff was an executive officer with Entertainment Equities, an entertainment and talent management company, from 1988 until 1993. From 1971 until 1988, Mr. Kauff was a co-founder and co-chairman of DIR Broadcasting, Inc., a radio syndication and radio and television production company that was sold to Lorimar Pictures, Inc. in 1986. Following the purchase, Mr. Kauff remained co-chairman of that company until 1988 and as a consultant until 1990.

     BETH F. JOHNSTON, age 38, has been a director of the Company since May 1997. Ms. Johnston is a founding member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P. Prior to the formation of Willis Stein & Partners, L.P. in December 1995, Ms. Johnston was a managing director of Continental Illinois Venture Corporation, where she worked from 1988 until 1994. In 1986, she worked at Hewlett-Packard Company, assisting in the management of the venture capital investments made through the company's pension fund. From 1983 until 1985, Ms. Johnston was an associate with The Boston Consulting Group, where she provided strategy consulting services for Fortune 500 companies, particularly in the areas of acquisitions, manufacturing and marketing.

     C. THOMAS McMILLEN, age 45, has been a director of the Company since June 1998. Mr. McMillen served as the Chairman of the Board of Directors and Chief Executive Officer of Complete Wellness Centers, Inc. from November 1994 until February 1999. He was also the President of Complete Wellness Centers, Inc. until April 1996. In 1993, Mr. McMillen formed McMillen and Company, Inc., a health care consulting firm, and subsequently from November 1993 through March 1994, assumed the role of Chief Administrative Officer of Clinicorp, Inc., a publicly-traded physician practice management company. Mr. McMillen was also a director of Clinicorp, Inc., from January 1993 through December 1994. Clinicorp, Inc. filed for Chapter 11 bankruptcy protection in June 1996. From 1987 to 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. He was named by President Clinton to Co-Chair the President's Council on Physical Fitness and Sports in 1993 and served until December 1997. Mr. McMillen is currently a member of the Board of Directors of CHG, Inc., a subsidiary of Chemring Group, PLC, and North Atlantic Acquisition Corporation (of which he is also the Secretary and Treasurer).

     HOLLIS W. RADEMACHER, age 63, has been a director of the Company since June 1997. Mr. Rademacher is currently a private investor and an investment consultant. From 1987 until his retirement in 1993, he served as the Chief Financial Officer of Continental Bank Corporation and Continental Bank, N.A. ("Continental") in Chicago, Illinois. Prior to being named Chief Financial Officer of Continental, he held various positions with that company including Chief Credit Officer and Executive Vice President. Mr. Rademacher currently serves on the board of directors for Wintrust Financial Corporation (and several of its subsidiaries), Schawk, Inc. and Cityscape Financial Corp., all of which are publicly held companies.

     STEPHEN ROBERTS, age 60, has been a director of the Company since January 1991. Mr. Roberts is the president of R & G Communications, Inc., a diversified communications firm focusing on the entertainment industry and related businesses, which he founded in July 1989. Mr. Roberts has served as the president of The S. Roberts Co., which provides consulting services to the entertainment industry, since August 1995. In addition, Mr. Roberts has served as the president of Sandair Nevada, Inc., a sales representative and manufacturing company, since June 1992. He presently serves as a member of the Board of Directors of Rentrak Corp., a public company engaged in the distribution of pre-recorded video cassettes. In addition, Mr. Roberts was the recipient of the Pioneer Award from the International Tape Association, in recognition of his role in helping to create the international home video business. Mr. Roberts is a member of the Academy of Motion Pictures, Arts and Sciences, and the Academy of Television Arts and Sciences and a former director of the Motion Picture Association of America.

     AVY H. STEIN, age 44, has been a director of the Company since May 1997. Mr. Stein is a founding member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., a private equity fund formed in December 1995. From 1989 until 1994, Mr. Stein was a managing director of Continental Illinois Venture Corporation ("CIVC") and was responsible for deal flow origination, investment decision-making, transaction negotiation, portfolio oversight and disposition. From 1980 until 1983, Mr. Stein was an attorney with the law firm of Kirkland & Ellis. From 1984 until 1985, Mr. Stein was President of Cook Energy Corporation, an oil and gas exploration and production company and Vice President of Corporate Planning and Legal Affairs at Cook International, Inc. In 1985, he founded and became Chief Executive Officer and majority shareholder of Regent Corporation, which focused on making and managing acquisitions in the electronic security and personal emergency response industries. From 1988 until joining CIVC in 1989, Mr. Stein was a special consultant on acquisitions, dispositions and restructurings to the Chief Executive Officer of NL Industries, Inc. and its affiliates. Mr. Stein presently serves on the Boards of Directors of Racing Champions Corporation and Tremont Corporation.

     JAMES WOOD, age 36, has been a director of the Company since April 1998. Mr. Wood has served as the Managing Director of Media Communications for First Union Capital Markets in Charlotte, North Carolina since September 1986.

     SERGIO ZYMAN, age 53, has been a director of the Company since February 1999. Mr. Zyman has served as president of Sergio Zyman & Company, a consulting and investment company, since November 1998. From August 1993 until November 1998, Mr. Zyman served as Chief Marketing Officer of The Coca-Cola Company.

     The Board of Directors of the Company recommends that Stockholders vote for the election of each of the Directors named above.

Committees of the Board of Directors

     The Board of Directors has established a Stock Option and Compensation Committee, on which Messrs. Rademacher, Roberts and Stein served throughout 1998. The Board of Directors has also established an Audit Committee, on which Ms. Johnston and Mr. Rademacher served throughout 1998 and on which Mr. Wood served beginning in December 1998. The Stock Option and Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for the Company's executive officers. The Stock Option and Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provisions of nonaudit services by the Company's auditors. The Audit Committee is also responsible for ongoing review of related party transactions.

     The Company does not have a standing nominating committee. The Board of Directors also established an Executive Committee on February 15, 1999 to which the Board delegated substantial authority for the types of actions that can be taken by the full Board of Directors. The members of the Executive Committee are Messrs. Elkin, Kauff, Stein and Rademacher.

Meetings of the Board of Directors and its Committees

     During the year ended December 31, 1998, the Board of Directors of the Company held three meetings, the Stock Option and Compensation Committee held three meetings, and the Audit Committee held one meeting. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served, in each case during the periods that he or she served.

Compensation of Directors

     Directors of the Company are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committees on which they may serve. Directors do not presently receive any fees for attendance or participation at Board or committee meetings. The Company also has adopted the Outside Directors' 1996 Stock Option Plan (the "Outside Directors' Plan"), pursuant to which grants of options to purchase shares of Common Stock may be made to members of the Board of Directors who are not employees of the Company ("Eligible Directors"). A person who satisfies the definition of Eligible Director is not automatically entitled to option grants under the Outside Directors' Plan. The Board of Directors has the authority under the Outside Directors' Plan to determine whether, when and in what amount option grants will be made to Eligible Directors, and the Board is not required to grant the same number of options to different Eligible Directors. In 1999, the Board of Directors plans to grant options to purchase 75,000 shares of Common Stock to each of Messrs. McMillen, Rademacher, Roberts, Wood and Zyman pursuant to the Outside Directors' Plan.

     The Company entered into a Consulting and Equity Purchase Agreement with Sergio Zyman, a director of the Company, on March 26, 1999, pursuant to which Mr. Zyman provides consulting services to the Company in connection with the development, branding, expansion, direction, operation, management and sales of the Company. The agreement has an indefinite term that ends upon 90 days written notice by either party to the other party. Pursuant to the agreement, the Company will pay Mr. Zyman a cash payment of up to 10% of all increases in the Company's revenue in which Mr. Zyman assists the Company in developing, achieving and/or closing. The agreement further provides that, if Mr. Zyman obtains a purchaser for the Company in a transaction that is accepted by the Company and closed, he will receive a 1% to 3% broker's fee based on the value of the transaction. Mr. Zyman is also entitled to receive 50 Management Units in U-C Holdings, L.L.C. for each $5,000,000 increase in revenue received by the Company based upon the assistance, development and contacts of Mr. Zyman, provided that Mr. Zyman is still serving as a member of the Board of Directors of the Company. In addition, the agreement provides that Mr. Zyman shall receive, for a cost of $200, 200 Management Units of U-C Holdings, L.L.C., which become vested over the 12-month period from the date of the agreement provided that Mr. Zyman is still serving as a member of the Board of Directors of the Company and the consulting agreement has not been terminated.

     The Company entered into a consulting agreement with C. Thomas McMillen on March 1, 1999 pursuant to which Mr. McMillen provides services to the Company in connection with sales and promotions and devotes an average of one hour per business day to the Company's business. Pursuant to the terms of the agreement, Mr. McMillen is entitled to receive a commission (the "Commission Bonus") of 10% of any net revenue actually received by the Company from new sales procured by Mr. McMillen for the Company that is entered into during the period in which Mr. McMillen is providing services pursuant to the agreement (the "Consulting Period"). The agreement provides for an indefinite Consulting Period that terminates upon 30 days written notice by either party to the other party.
After the Consulting Period has expired, Mr. McMillen will be entitled to the 10% commission for the remaining term of any advertising contract in existence on the expiration date, and a 5% commission for the first written renewal contract for an advertiser for which Mr. McMillen previously was paid a commission during the Consulting Period. In addition, the agreement provides that, if any new sales procured by Mr. McMillen for the Company entered into during the Consulting Period exceed $500,000, Mr. McMillen is entitled to receive an additional $10,000 bonus and if such receipts exceed $1,000,000, Mr. McMillen shall receive an additional $25,000 bonus. The agreement provides that Mr. McMillen shall receive a one-time bonus (the "Military Bonus") of $1 for each verified military viewer that allows CTN to present to advertisers as increased total viewership, as of the date of the agreement of the United States military to allow the Company to install its Systems, provided that the Systems must remain installed for at least 12 months. The Company is required to pay Mr. McMillen $5,000 per month on the first day of each month as a draw against the Commission Bonus and Military Bonus, which draws are reconciled on each anniversary of the agreement or the termination of the agreement (whichever is sooner). The agreement includes covenants of Mr. McMillen to protect the Company's confidential information, an assignment of work product relating to the Company's business developed by Mr. McMillen while providing services for the Company, and non-competition and non-solicitation covenants.

Related Party Transactions

     Stephen Roberts, a director of the Company, is also the President and a 50% owner of R&G Communications, Inc., which is a sales representative for the Company. During the fiscal years ended December 31, 1998 and October 31, 1997, in the ordinary course of business, the Company paid sales commissions to R&G Communications, Inc. of approximately $177,000 and $67,000, respectively.

     The Company paid JP Interiors a $57,000 fee in 1998 for design and decorating services related to the relocation of the Company's New York offices. JP Interiors is owned by the spouse of Peter Kauff, the Vice Chairman of the Company.

     The Company acquired Sadler & Streib Advertising, LLC ("S&S") on July 1, 1998. The founder of S&S, Sharon Sadler, is the spouse of Jason Elkin, the Chairman and Chief Executive Officer of the Company. In conjunction with the purchase of S&S, the Company paid Ms. Sadler $204,000. In addition, the Company paid Ms. Sadler consulting fees of approximately $23,000 for the period of July 1, 1998 through December 31, 1998. The Company also paid $11,370 to S&S during 1998 for advertising services prior to the acquisition.

     The Company employs two individuals, Dennis Elkin and Eric Sadler, who are related to Jason Elkin, the Chairman and Chief Executive Officer of the Company. Total compensation paid (including fringe benefits) to these individuals in 1998 was approximately $59,000. In addition, the Company granted to these individuals 2,000 vested stock options valued at approximately $5,300 during 1998 pursuant to the Company' 1996 Stock Incentive Plan.

Executive Officers

     The executive officers of the Company are as follows:

             Name               Age                  Title
             ----               ---                  -----

        Jason Elkin              51         Chairman of the Board and
                                            Chief Executive Officer
        Peter Kauff              57         Vice Chairman
        Patrick G. Doran         42         Chief Financial Officer, Treasurer
                                            and Secretary
        Thomas G. Gatti          52         Executive Vice President

     See "Election of Directors" for biographical information relating to Messrs. Elkin and Kauff. The following reflects certain biographical information on the other executive officers of the Company:

     PATRICK G. DORAN, age 42, has been the Chief Financial Officer, Treasurer and Secretary of the Company since September 1997. Mr. Doran was the Vice President-Operations and Planning for Turner Pictures Worldwide Distribution, a division of Turner Broadcasting System, Inc., from January 1994 until June 1997, and served as Vice President-Group Controller for the Syndication and Licensing Group of Turner Broadcasting System, Inc. from September 1987 until December 1993.

     THOMAS G. GATTI, age 52, joined the Company in July 1993 and has served as Executive Vice President of the Company since August 1993. Prior to joining the Company, Mr. Gatti served as a Divisional Vice President for Katz Communications, a national television/radio/cable representative firm, from January 1992 until July 1993. From July 1990 until January 1992, Mr. Gatti served as a Director of National Sales for Westinghouse Broadcasting, which owned and operated radio stations.

     The Company's executive officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. Each of Jason Elkin, Peter Kauff, Patrick G. Doran and Thomas G. Gatti has entered into a multi-year employment agreement with the Company. See "Employment Agreements." No family relationships exist between any directors or executive officers of the Company.

Executive Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation for the fiscal year ended December 31, 1998 ("F1998"), the two-month transition period ended December 31, 1997 ("T1997"), the fiscal year ended October 31, 1997 ("F1997") and the fiscal year ended October 31, 1996 ("F1996") of (i) the Company's Chief Executive Officer, (ii) each of the four other most highly compensated executive officers of the Company serving as of December 31, 1998, and (iii) the most highly compensated executive officer of the Company who was not serving as of December 31, 1998 (such persons are sometimes collectively referred to herein as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                  Annual Compensation                    Compensation
                                                  -------------------            ----------------------------
                                                                                     Securities Underlying
Name and Principal Position/(1)/          Year         Salary         Bonus               Options/(2)/
--------------------------------          -----       --------       -------              ------------

Jason Elkin(3)                            F1998       $329,769       $100,000                     --
   Chief Executive Officer                T1997         59,152             --                     --
   and Chairman of the Board              F1997        147,577             --                     --
                                          F1996             --             --                     --

Peter Kauff/(4)/                          F1998       $308,492             --                     --
   Vice Chairman                          T1997         52,880             --                     --
                                          F1997        265,404             --                     --
                                          F1996        222,103             --                302,500/(5)/

Thomas Gatti                              F1998       $337,491             --                 50,000
   Executive Vice President               T1997         54,039             --                     --
                                          F1997        209,093             --                     --
                                          F1996        169,250             --                     --

Patrick G. Doran/(6)/                     F1998       $172,923         60,000                 15,000
   Chief Financial Officer, Treasurer     T1997         25,065             --                     --
   and Secretary                          F1997         21,186             --                 30,200
                                          F1996             --             --                     --

Joseph D. Gersh/(7)/                      F1998       $209,846        100,000                     --
                                          T1997         39,461             --                     --
                                          F1997         98,385             --                     --
                                          F1996             --             --                     --

John T. Dobson, III/(8)/                  F1998       $276,200             --                     --
                                          T1997         53,684             --                     --
                                          F1997       $133,554             --                     --
                                          F1996         ______             --                     --

_________________________

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
(2) The number of shares of Common Stock underlying options granted has been adjusted to reflect the Company's one-for-five reverse stock split, which was effective on November 12, 1997.
(3) Mr. Elkin joined the Company in April 1997 and became an officer of the Company in May 1997.
(4) Mr. Kauff served as the Chief Executive Officer and Chairman of the Board of the Company during the fiscal year ended October 31, 1996 and until May 13, 1997.
(5) Excludes options to purchase 7,426 shares of Common Stock granted to Mr. Kauff as of January 25, 1996, pursuant to the 1996 Stock Incentive Plan. Such options replaced options to purchase 7,426 shares of Common Stock granted to Mr. Kauff in 1991 pursuant to the Company's Performance Equity Plan, which were surrendered as of September 26, 1995.

    67,500 of these options were adjusted to become 270,000 options, by action of the Board of Directors taken April 8, 1997 pursuant to anti-dilution provisions contained in an Option Agreement dated September 12, 1996.
(6) Mr. Doran joined the Company in September 1997.
(7) Mr. Gersh resigned from the Company in February 1999.
(8) Mr. Dobson joined the Company in April 1997 and resigned from the Company in March 1998.

Stock Option Grants and Repricing

     The following table sets forth information concerning stock option grants made during the year ended December 31, 1998 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                      Number of Securities
                                           Underlying           % of Total Options
                                             Options          Granted to Employees in     Exercise Price         Expiration
               Name                        Granted/(1)/          Fiscal Year 1998          ($/Share)/(2)/           Date
-----------------------------------   ---------------------   -----------------------   -------------------   ----------------
   Jason Elkin....................               --                        --                     --                   --
   Peter Kauff....................               --                        --                     --                   --
   Thomas Gatti...................            50,000                     17.3%                  $2.125              2/26/2003
   Patrick G. Doran...............            15,000                      5.2%                  $ 1.50              9/10/2003
   Joseph D. Gersh................               --                        --                     --                   --
   John T. Dobson, III............               --                        --                     --                   --

________________________
(1) Grants become exercisable in equal installments on the first four anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events.
(2) The exercise price of the options granted was equal to the fair market value of the underlying stock on the date of grant.

     In April 1998, the Compensation Committee and the Board of Directors recognized that due to the fact that the exercise price of many existing stock options were far in excess of the then-current trading price of the Company's Common Stock, the existing options no longer provided a performance incentive to employees. The Compensation Committee and the Board of Directors determined that in order for the Company's stock option plans to continue to meet objectives of attracting, retaining and fairly compensating employees, certain employees should be provided the opportunity to have their options repriced at an exercise price that was slightly higher than the then-current trading price of the Company's Common Stock. As a result of this initiative, options held by Patrick G. Doran and Peter Kauff to purchase 30,200 and 334,927 shares of
Common Stock, respectively, were repriced to $2.25 per share.

Stock Option Holdings in 1998

     The following table sets forth information concerning unexercised options, including the aggregate dollar value of in-the-money options, held by the Named Executive Officers as of December 31, 1998 and as adjusted to reflect the one-for-five reverse stock split effective November 12, 1997. The closing price of the Common Stock underlying the options on December 31, 1998 (the last trading day of the fiscal year) on The Nasdaq SmallCap Market ("Nasdaq") was $2.44 per share. No options were exercised by the Named Executive Officers in the year ended December 31, 1998.

                         FISCAL YEAR-END OPTION VALUES

                                         Number of Securities                             Value of Unexercised
                                        Underlying Unexercised                                In-the-Money
                                     Options at December 31, 1998                     Options at December 31, 1998
                                     ----------------------------                     ----------------------------
          Name                   Exercisable             Unexercisable             Exercisable            Unexercisable
          ----                   -----------             -------------             -----------            -------------
Jason Elkin................               --                       --                      --                      --
Peter Kauff................          367,419                       --                 $73,059                      --
Thomas Gatti...............           18,167                   34,833                 $ 5,250                 $10,500
Patrick G. Doran...........            7,550                   37,650                 $ 1,435                 $18,404
Joseph D. Gersh............               --                       --                      --                      --
John T. Dobson, III........               --                       --                      --                      --

Long-Term Incentive Plan Awards

     No awards were made by the Company under any long-term incentive plan during the year ended December 31, 1998.

Employment Agreements

     Messrs. Elkin, Kauff, Gatti and Doran are employed by the Company pursuant to written employment agreements. Messrs. Gersh and Dobson each entered into an employment agreement with the Company before or during the term of his employment and a severance agreement upon the termination of his employment.

     Mr. Elkin's employment agreement has an initial term of four years from April 29, 1997 and is automatically renewed for additional one-year periods unless either party provides written notice of termination at least six months in advance of the expiration date of the current term. Mr. Elkin received an annual salary of $300,000 for the twelve months ended April 29, 1998 and will receive an annual salary of at least $330,000 for the twelve months ended April 29, 1999. Mr. Elkin's employment agreement provides him with an annual raise of at least ten percent and an annual bonus in an amount determined by the Compensation Committee. If Mr. Elkin is terminated without cause, he would be entitled to his salary for the remaining portion of the term of his employment agreement. Mr. Elkin's employment agreement also contains a covenant not to compete with the Company.

     Mr. Kauff's employment agreement has a term of four years from April 25, 1997. Mr. Kauff received an annual salary of $275,000 for the twelve months ended April 25, 1998 and will receive an annual salary of $330,000 for the twelve months ended April 25, 1999. Mr. Kauff's employment agreement provides him with an annual raise based upon increases in the Consumer Price Index. Mr. Kauff's employment agreement also contains a covenant not to compete with the Company.

     Mr. Gatti's employment agreement has a term of two years from January 1, 1998 and is automatically extended for successive one-year periods unless either party provides written notice of termination at least 90 days in advance of the expiration date of the current term. Mr. Gatti received an annual salary of $200,000 for the twelve months ended December 31, 1998. Under the terms of Mr. Gatti's employment agreement, he is entitled to receive an annual salary of $214,000 for the twelve months ended December 31, 1999; however, the Company is currently compensating Mr. Gatti at an annualized salary of $250,000 for 1999. Mr. Gatti's employment agreement provides him with an annual raise of seven percent. Mr. Gatti is entitled to receive a percentage commission bonus as agreed upon between Mr. Gatti and the Company on a yearly basis. Pursuant to his employment agreement, Mr. Gatti was granted options to purchase 10,000 shares of Common Stock. Mr. Gatti has also received 100 Class B Management

Units of U-C Holdings, L.L.C. (currently the holder of a majority of the Company's outstanding common stock) at a price of $100 per unit. These Management Units will become vested and owned by Mr. Gatti over the 36 month period after the date of the agreement pursuant to which the equity was granted in equal proportions on each anniversary date if, as of such anniversary date, Mr. Gatti remains employed by the Company. The Management Units will also become vested in the event of certain transactions involving a sale of substantially all of the stock or assets of the Company or a sale of substantially all of the equity interests or assets of U-C Holdings, L.L.C. Mr. Gatti's employment agreement also includes non-disclosure, non-competition and non-solicitation covenants.

     Mr. Doran's employment agreement has a term of three years from September 10, 1997 and may be extended by the mutual consent of the parties. Mr. Doran's contract provides that he is entitled to an annual salary of $150,000, subject to increases in the discretion of the Board of Directors, and an annual bonus to be determined by the Company on a yearly basis. Mr. Doran is currently receiving an annual salary of $200,000. The amount and calculation of Mr. Doran's annual bonus is (i) $20,000 if the Company achieves 80% of its affiliate relations goal (to be determined by the Company), (ii) $20,000 if the Company achieves 80% of its stated sales goal (to be determined by the Company), and
(iii) $20,000 at the discretion of the Chief Executive Officer of the Company and the Board of Directors. If Mr. Doran is terminated without cause, he would be entitled to his base salary plus benefits and bonus for the remainder of the term of his employment agreement. Pursuant to the employment agreement, Mr. Doran was granted options to purchase 30,200 shares of Common Stock. Mr. Doran's employment agreement also includes a covenant not to compete with the Company.

     Mr. Gersh's employment agreement provided him with an annual salary of $200,000 for the twelve months ended April 29, 1998. Mr. Gersh received a salary of $174,164 pursuant to his employment agreement for the period from April 30, 1998 through February 15, 1999. Mr. Gersh's employment agreement also contains covenants that prohibit him from competing with the Company in marketing to colleges and universities, from soliciting employees of the Company and from disclosing the Company's confidential information. Mr. Gersh resigned from his position with the Company in February 1999. On February 19, 1999, Mr. Gersh entered into a Payment Agreement and General Release with the Company and U-C Holdings, L.L.C., pursuant to which Mr. Gersh agreed to waive any and all claims that he may have against the Company or U-C Holdings, L.L.C. in connection with the termination of his employment or otherwise. The Company agreed to pay Mr. Gersh $18,333.33 per month through April 28, 2001 and to permit Mr. Gersh and his dependents to continue to receive benefits under the Company's health and dental insurance policies until the earlier of the date Mr. Gersh accepts other employment or April 28, 2001. The agreement granted an option to Mr. Gersh to purchase 100,000 shares of the Company's common stock for $2.75 per share for a five-year term.

     Mr. Dobson's employment agreement provided him with an annual salary of $275,000 for the twelve months ended April 29, 1998. Mr. Dobson received a salary of $190,385 pursuant to his employment agreement for the period from April 30, 1998 through December 31, 1998. Mr. Dobson's employment agreement also contains a covenant not to compete with the Company. On March 21, 1998, the Company entered into a severance agreement with Mr. Dobson. The agreement provides for payments of approximately $870,000 over a three-year period ending in April 2001. As of December 31, 1998, the Company has paid approximately $233,000 of this obligation.

     The Company offers basic health, major medical and life insurance to its employees. The Company also offers employees the opportunity to participate in a 401(k) plan; however, the Company does not provide any matching contributions. No other retirement, pension or similar program has been adopted by the Company.

Indemnification of Directors and Officers

     The Company's Restated Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law (the "GCL"), whereby officers and directors of the Company are to be indemnified against certain liabilities. The Restated Certificate of Incorporation also limits to the fullest extent permitted by the GCL a director's liability to the Company or its Stockholders for monetary damages for breach of any fiduciary duty as a director, except where a director (i) breaches his or her duty of loyalty to the Company or its Stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of the law, (iii) authorizes payment of an unlawful dividend or stock repurchase or redemption or
(iv) obtains an improper personal benefit. This provision of the Restated Certificate of Incorporation has no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recession, for breach of fiduciary duty. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers, and persons who own more than ten (10%) percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the following persons failed to file on a timely basis reports required by Section 16(a) of the 1934 Act, for the number of transactions indicated, during the twelve months ended December 31, 1998:

            Name of Reporting Person                             Description
            ------------------------                             -----------

          Patrick G. Doran                One transaction occurring in October 1998 was reported late.

          Jason B. Elkin                  One transaction occurring in October 1998 was reported late.

          Thomas G. Gatti                 One transaction occurring in October 1998 was reported late.

          Joseph D. Gersh                 One transaction occurring in October 1998 was reported late.

          Peter Kauff                     One transaction occurring in October 1998 was reported late.

          Hollis W. Rademacher            One transaction occurring in October 1998 was reported late.

          Stephen Roberts                 One transaction occurring in September 1998 was reported late.

                                   PROPOSAL 2
            AMENDMENTS TO OUTSIDE DIRECTORS' 1996 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to the approval of the Stockholders, an amendment to the Company's Outside Directors' 1996 Stock Option Plan (the "Outside Directors' Plan") to increase the number of shares reserved for issuance under the Outside Directors' Plan.

The proposed amendment to the Outside Directors' Plan will amend Section
3(a) of the Outside Directors' Plan to increase the total number of shares of Common Stock that may be issued pursuant to the Outside Directors' Plan by 220,000 shares. Stock options may be granted under the Outside Directors' Plan only to "Eligible Directors," which are persons who are members of the Board of Directors and are (i) not employees of the Company or any subsidiary thereof and
(ii) have not waived their right to receive options under the Outside Directors' Plan. Currently, the Company has five Eligible Directors serving on its board.

     The Company believes that it is in the best interest of the Company to increase the number of shares available for awards under the Outside Directors' Plan in order that the Company may continue to provide incentives to those directors of the Company who are not employees of the Company to serve on the Board of Directors of the Company and to maintain and enhance the Company's long-term performance. 240,000 shares of Common Stock are currently reserved for issuance under the Outside Directors' Plan. Awards with respect to 6,000 shares have been granted under the Outside Directors' Plan, such that a balance of awards with respect 6,000 shares are outstanding as of March 31, 1999. If the proposed amendment to the Outside Directors' Plan is adopted, a total of 500,000 shares will be reserved for issuance under the Outside Directors' Plan. The text of the proposed amendment to the Outside Directors' Plan is set forth in Annex A to this Proxy Statement.

     The Board of Directors of the Company recommends that Stockholders vote for the amendment to the Outside Directors' Plan.

                                   PROPOSAL 3
                      SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the Stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP ("PWC"), as the Company's independent accountants for the year ending December 31, 1999. If the Stockholders do not ratify the selection of PWC, the Board of Directors will reconsider the matter. Representatives of PWC are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from Stockholders.

     The Company engaged PWC, then known as Price Waterhouse, L.L.P., effective June 24, 1997, as the principal accountant to audit the Company's financial statements. During the Company's two most recent fiscal years and any subsequent interim periods prior to engaging PWC, neither the Company nor anyone on its behalf consulted PWC regarding any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-B.

     Effective June 24, 1997, the Company dismissed Richard A. Eisner & Company, L.L.P. ("Eisner"), which was previously engaged as the principal accountant to audit the Company's financial statements. The decision to change accountants was recommended and approved by the Company's Board of Directors.

     In an audit report dated January 12, 1996 relating to the Company's financial statements for the fiscal year ended October 31, 1995, Eisner stated that "[t]he Company has suffered recurring losses from operations, anticipates such losses will continue, and is in need of additional financing. These factors raise substantial doubt about its ability to continue as an ongoing concern." The report further stated that "[t]he financial statements do not include any adjustments that might result from the outcome of this uncertainty." The Company has authorized Eisner to respond fully to the inquiries of PWC concerning the subject matter of such statements regarding the fiscal year ended October 31, 1995.

     Other than the matter discussed in the preceding paragraph, none of Eisner's reports on the financial statements of the Company contained, for either of the past two years, an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and all subsequent interim periods preceding Eisner's dismissal, there was no disagreement with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not solved to the satisfaction of Eisner, would have caused Eisner to make reference to the subject of the disagreement in connection with its report. During the Company's two most recent fiscal years and all subsequent interim periods preceding Eisner's dismissal, none of the kinds of events listed in paragraphs (A) and (B) of Item 304(a)(1)(iv) of Regulation S-B occurred.

     The Company reported the change in principal accountants on a Current Report on Form 8-K filed July 1, 1997. The Company provided Eisner with a copy of the disclosures it made in the Current Report on Form 8-K prior to the filing of the report with the Securities and Exchange Commission. Eisner has furnished the Company a copy of a letter addressed to the Securities and Exchange Commission stating that Eisner agrees with the statements made by the Company in this Proxy Statement.

     The Board of Directors of the Company recommends that Stockholders vote for the ratification of PricewaterhouseCoopers LLP as independent accountants.

                            SOLICITATION OF PROXIES

     The Board of Directors does not know of any other matters that may come before the Annual Meeting of Stockholders. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit Proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

                                 OTHER MATTERS

     Proposals of Stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Atlanta, Georgia not later than December 13, 1999 for inclusion in the Proxy Statement for that Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Jason Elkin
                                    Chairman of the Board and Chief Executive
                                    Officer

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                                                                         ANNEX A

                      TEXT OF PROPOSED THIRD AMENDMENT TO

                   OUTSIDE DIRECTORS' 1996 STOCK OPTION PLAN

     The Outside Directors' 1996 Stock Option Plan (the "Plan") of College Television Network, Inc. (the "Company") (formerly Laser Video Network, Inc.) is hereby amended as follows:

                                      1.

     Section 3(a) of the Plan is amended by deleting the second sentence thereof in its entirety and substituting therefor the following new second sentence:
"Subject to Section 3(b), the aggregate number of shares of Common Stock of the Company which may be transferred pursuant to the Plan shall be 460,000."

                                      2.

     The foregoing amendment shall be effective as of the approval of the amendment by the holders of a majority of the outstanding Common Stock of the Company.

                        COLLEGE TELEVISION NETWORK, INC.
                       5784 LAKE FORREST DRIVE, SUITE 275
                             ATLANTA, GEORGIA 30328
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Jason Elkin and Patrick G. Doran, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of College Television Network, Inc. held of record by the undersigned on March 29, 1999, at the annual meeting of stockholders to be held on May 11, 1999 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

  The Board of Directors Recommends a vote "FOR all nominees" in Proposal 1 and "FOR" Proposals 2 and 3.

Proposal 1. Election of the following Nominees as Directors:

     FOR all Nominees           WITHHELD     Nominees: Jason Elkin          Peter Kauff
 listed at right (except    for all Nominees           Beth F. Johnston     C. Thomas McMillen
as marked to the contrary)  listed at right            Hollis W. Rademacher Stephen Roberts
                                                       Avy H. Stein         James Wood
           [_]                    [_]                  Sergio Zyman

                                             (Instruction: To withhold authority to vote for
                                             any individual nominee, strike a line through the
                                             nominee's name as listed above.)

                                             Proposal 3. Approval of the appointment of
                                             PricewaterhouseCoopers LLP as independent
Proposal 2. Approval of amendment to         auditors of the Company for the fiscal year
Outside Directors' 1996 Stock Option Plan:   ending December 31, 1999:
           For  Against  Abstain             For  Against  Abstain
            [_]     [_]     [_]               [_]     [_]     [_]


                                               (Please date and sign on reverse)
                                                     (Continued on reverse side)

                        COLLEGE TELEVISION NETWORK, INC.
                                     PROXY

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3.

                                               I PLAN TO ATTEND
                                                 MEETING  [_]

                                          PLEASE MARK YOUR CHOICE
                                          LIKE THIS [X] IN BLUE OR
                                          BLACK INK.

                                          Dated ____________________

                                          Signature ________________

                                          Signature if held
                                          jointly __________________

                                          Please sign exactly as
                                          name appears on the
                                          reverse side. When shares
                                          are held by joint
                                          tenants, both should
                                          sign. When signing as
                                          attorney, as executor,
                                          administrator, trustee or
                                          guardian, please give
                                          full title as such. If a
                                          corporation, please sign
                                          in full corporate name by
                                          President or other
                                          authorized officer. If a
                                          partnership, please sign
                                          in partnership name by
                                          authorized person.

                                          Please mark, date and
                                          sign as your name appears
                                          above and return in the
                                          enclosed envelope.